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                                                                Exhibit 10.12(b)



                       HARBORSIDE HEALTHCARE CORPORATION

                      NONQUALIFIED STOCK OPTION AGREEMENT


          THIS AGREEMENT (the "Agreement"), is made effective as of the __ day of _____, 199_, (hereinafter called the "Date of Grant"), between Harborside Healthcare Corporation, a Delaware corporation (hereinafter called the "Company"), and _______ (hereinafter called the "Optionee"):


                               R E C I T A L S:
                               - - - - - - - -


          WHEREAS, the Company has adopted the Harborside Healthcare Corporation 1996 Long-Term Stock Incentive Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

          WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein (the "Option") to the Optionee pursuant to the Plan and the terms set forth herein.

          NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1.   Grant of the Option.  The Company hereby grants to the Optionee the
          -------------------
right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of ______ Shares, subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be $______ per Share (the "Exercise Price"). The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

     2.   Vesting.
          -------

          (a) Subject to the Optionee's continued employment with the Company, the Option shall vest and become exercisable with respect to one third (1/3) of the aggregate number of Shares initially covered by the Option on each of the first three anniversaries of the Date of Grant.

          (b) At any given time, the portion of the Option which has become vested and exercisable as described above (or pursuant to Section 2(c) below) is hereinafter referred to as the "Vested Portion".
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          (c)  If the Optionee's employment with the Company is terminated for any reason prior to the third anniversary of the Date of Grant, the Option shall, to the extent not then vested, be canceled by the Company without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a).

          (d) Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change of Control (as defined in the Plan) the Option shall, to the extent not then vested, immediately become fully vested and exercisable as contemplated by Section 13 of the Plan.

     3.   Exercise of Option.
          ------------------

          (a)  Period of Exercise.  Subject to the provisions of the Plan and
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subject to compliance with the trading policies of the Company, if any, which may be in effect from time to time, the Optionee may exercise all or any part of the Vested Portion of the Option at any time only prior to the earliest to occur of:
            (i) the tenth anniversary of the Date of Grant;

            (ii) one year following the date of the Optionee's termination of employment due to death or "Disability";

            (iii) six months following the date of the Optionee's termination of employment by the Company without "Cause" [or due to "constructive termination" (as defined in any employment agreement between the Optionee and the Company then in effect)];

            (iv) the date of the Optionee's termination of employment by the Company for "Cause" or by the Optionee for any reason [other than "constructive termination"]; and

          (v) if determined by the Committee in its sole discretion, the occurrence of a Change of Control; provided that the Committee shall have
                                   --------
notified the Optionee at least fifteen days in advance of the occurrence of the Change of Control of such determination.

          Notwithstanding the foregoing, in the event the Optionee is unable to exercise the Option during any of the periods described in clauses (ii), (iii) or (v) above due to restrictions set forth in any trading policy of the Company which is then in effect, the Option shall remain exercisable until 3 days after the date the Company shall have notified the Optionee that the exercise of the Option is permitted under such policy or otherwise permitted by the Board of Directors of the Company.

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          For purposes of this agreement:

          "Cause" shall mean "Cause" as defined in any employment agreement then in effect between the Optionee and the Company or if not defined therein or, if there shall be no such agreement, (i) Optionee's engagement in misconduct which is materially injurious to the Company or its affiliates, (ii) Optionee's continued failure to substantially perform his duties to the Company, (iii) Optionee's repeated dishonesty in the performance of his duties to the Company,
(iv) Optionee's commission of an act or acts constituting (x) a fraud against, or misappropriation or embezzlement from, the Company or any of its affiliates,
(y) a crime involving moral turpitude, or (z) an offense that could result in a jail sentence of at least 30 days or (v) Optionee's material breach of any confidentiality or non-competition covenant entered into between the Optionee and the Company. The determination of the existence of Cause shall be made by the Committee in good faith, which determination shall be conclusive for purposes of this Agreement; and

          "Disability" shall mean "disability" as defined in any employment agreement then in effect between the Optionee and the Company or if not defined therein or if there shall be no such agreement, as defined in the Company's long-term disability plan as in effect from time to time, or if there shall be no plan or if not defined therein, the Optionee's becoming physically or mentally incapacitated and consequent inability for a period of six (6) months in any twelve (12) consecutive month period to perform his duties to the Company.

          (b) Method of Exercise.
              ------------------

          (i) Subject to Section 3(a), the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect
                       --------
to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Exercise Price. The payment of the Exercise Price shall be made in cash or its equivalent, or, if and to the extent permitted by the Committee, (i) by exchanging Shares owned by the Optionee (which are not the subject of any pledge or other security interest and which have been owned by the Optionee for at least 6 months), or (ii) through delivery to the Company of irrevocable instructions to a broker to sell the securities issued upon exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price upon the sale of such securities, subject to such limitations and prohibitions as the Committee may adopt from time to time, or by a combination of the foregoing, provided that the combined value of all cash and cash
                  --------
equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to the aggregate Exercise Price.

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          (ii)  Notwithstanding any other provision of the Plan or this
Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable. The Company shall use its commercially reasonable efforts to complete any such registration or qualification.

          (iii) Upon the Company's determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Optionee's name for such Shares. However, the Company shall not be liable to the Optionee for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

          (iv) In the event of the Optionee's death, the Vested Portion of the Option shall remain exercisable by the Optionee's executor or administrator, or the person or persons to whom the Optionee's rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a). Any heir or legatee of the Optionee shall take rights herein granted subject to the terms and conditions hereof.

     4.     No Right to Continued Employment.  Neither the Plan nor this
            --------------------------------
Agreement shall be construed as giving the Optionee the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss the Optionee or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

     5.     Legend on Certificates.  The certificates representing the Shares
            ----------------------
purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     6.     Transferability.  The Option may not be assigned, alienated,
            ---------------
pledged, attached, sold or otherwise transferred or encumbered by the Optionee otherwise than by will or by the laws of descent and distribution or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted

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transfer of the Option to heirs or legatees of the Optionee shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Optionee's lifetime, the Option is exercisable only by the Optionee.

     7.   Withholding.  The Optionee agrees to make appropriate arrangements
          -----------
with the Company for satisfaction of any applicable federal, state or local income tax, withholding requirements or like requirements, including the payment to the Company at the time of exercise of, or other settlement in respect of, the Option of all such taxes and requirements and the Company shall be authorized to take such action as may be necessary in the opinion of the Company's counsel (including, without limitation, withholding Shares otherwise deliverable to the Optionee hereunder and/or withholding amounts from any compensation or other amount owing from the Company to the Optionee) to satisfy all obligations for the payment of such taxes.

     8.   Securities Laws.  Upon the acquisition of any Shares pursuant to the
          ---------------
exercise of the Option, Optionee will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

     9.   Notices.  Any notice necessary under this Agreement shall be addressed
          -------
to the Company in care of its Secretary at the principal executive office of the Company and to the Optionee at the address appearing in the personnel records of the Company for such Optionee or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

     10.  Choice of Law.  THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF
          -------------
THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     11.    Option Subject to Plan.  By entering into this Agreement the
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Optionee agrees and acknowledges that the Optionee has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

     12.    Signature in Counterparts.  This Agreement may be signed in
            -------------------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


                                    HARBORSIDE HEALTHCARE CORPORATION


                                    By:__________________________



                                    _____________________________
                                    [Optionee]



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